Exhibit 99.1

 Deckers Outdoor Corporation Reports Second Quarter Financial Results

 Company Reports Second Quarter Sales Increased 26.4% to $52.7 Million

  Company Reports Second Quarter Diluted Earnings Per Share of $0.20

         Company Increases Fiscal 2007 Guidance Growth Targets


    GOLETA, Calif.--(BUSINESS WIRE)--July 26, 2007--Deckers Outdoor Corporation (NASDAQ: DECK) today announced financial results for the second quarter ended June 30, 2007.

    Second Quarter Highlights

    -- Net sales increased 26.4% to $52.7 million compared to $41.7 million last year.

    -- Diluted EPS was $0.20; ahead of previous guidance of approximately $0.04.

    -- UGG(R) Brand sales increased 65.2% to $26.3 million compared to $15.9 million a year ago.

    -- Teva(R) Brand sales increased 5.6% to $24.1 million compared to $22.8 million a year ago.

    -- Total international sales increased 100% to $14.7 million compared to $7.3 million last year.

    The following results and accompanying condensed consolidated balance sheets and statements of income (unaudited) are presented on a GAAP basis excluding the effect, if any of an internal review of certain employee payroll declarations and tax payments by certain of the Company's foreign subsidiaries in foreign jurisdictions as described in more detail on Exhibit A hereto. Certain of the Company's historical financial statements may be required to be restated and the financial results and guidance included herein may change depending on the results of the internal review.

    Angel Martinez, President and Chief Executive Officer, stated, "We are pleased with our results for the second quarter which helped complete a strong first half of fiscal 2007 for our company. UGG Brand sales once again outpaced expectations driven by robust demand for the brand both domestically and overseas. Importantly, this momentum continues as our pre-books for fall are coming in better than previously anticipated. During the quarter we also witnessed solid improvement for the Teva Brand despite some unseasonable weather. We were particularly encouraged by the sell-through of several new, higher price point models which gives us confidence that the Teva Brand continues to evolve into an outdoor, performance oriented brand and is regaining important traction at retail. We move ahead excited about the pace of our business and more optimistic about our growth prospects for the remainder of the year, and committed to ensuring that the Company has all the necessary internal and disclosure controls."

    Segment Summary

    UGG(R)

    UGG Brand net sales for the second quarter increased 65.2% to $26.3 million compared to $15.9 million in the second quarter of 2006. The year-over-year improvement in sales was attributable to strong sell-through of spring products as well as a strong reorder business. At the same time, initial shipments of fall styles to international markets were up significantly compared with a year ago.

    Teva(R)

    Teva Brand net sales for the second quarter increased 5.6% to $24.1 million compared to $22.8 million for the same period last year. Sales were driven by worldwide demand for new products, partially offset by a lower than anticipated level of domestic reorders.

    Simple(R)

    Simple Brand net sales were $2.4 million for the second quarter compared to $3.0 million for the same period last year. While Green Toe continued its success at retail, the Simple Brands performance was negatively affected by a delayed start to the spring selling season, which affected reorder business, as well as a shift of international shipments to the third quarter this year compared to the second quarter last year.

    Consumer Direct

    Sales for the Consumer Direct business, which are included in the brand sales numbers above, increased 54.0% to $6.1 million compared to $4.0 million for the same period a year ago, mostly due to an increase in UGG Brand internet sales. In addition, results for the second quarter of 2007 included sales from the Company's new UGG Brand flagship store in New York City and new retail outlet store in Riverhead, New York, which were not in operation in the second quarter of 2006.

    Full-Year 2007 Outlook

    -- The Company increased its full year revenue growth target to approximately 35% over 2006, up from previous guidance of approximately 25%.

    -- The Company increased its full year diluted earnings per share growth target to approximately 25% over 2006 before the impairment charge, up from previous guidance of approximately 15%.

    -- Fiscal 2007 guidance includes approximately $5.1 million of stock compensation expense, an increase of $3.0 million over 2006.

    Third Quarter Outlook

    -- The Company currently expects third quarter 2007 revenue to increase approximately 45% and diluted earnings per share to increase approximately 45% compared to 2006.

    The Company's conference call to review second quarter fiscal 2007 results will be broadcast live over the internet today, Thursday, July 26, 2007 at 4:30 pm Eastern Time. The broadcast will be hosted at www.deckers.com and www.earnings.com.

    Deckers Outdoor Corporation builds niche products into global lifestyle brands by designing and marketing innovative, functional and fashion-oriented footwear developed for both high performance outdoor activities and everyday casual lifestyle use. Teva(R), Simple(R) and UGG(R) are registered trademarks of Deckers Outdoor Corporation.

    This news release contains statements regarding our expectations, beliefs and views about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may" or by the fact that such statements relate to future, and not just historical, events or circumstances, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for the Company's markets and the demand for its products. The forward-looking statements in this news release regarding our future financial performance are based on currently available information as of the date of this release, and because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ significantly from the future financial performance expected at the current time. Those risks and uncertainties include, among others: the results of the company's continuing review of the employee payroll declarations and tax payments made by certain of the Company's foreign subsidiaries; our ability to anticipate fashion trends, consumer demand or inventory needs; whether the UGG brand will continue to grow at the same rate it has experienced in the recent past; shortages or price fluctuations of raw materials that could interrupt product manufacturing and increase product costs; our ability to implement our growth strategy; the success of our customers and the risk of losing one or more of our key customers; our ability to develop and protect our brands and intellectual property; the risk that counterfeiting can harm our sales or our brand image; our dependence on independent manufacturers to supply our products; the risk that retailers could postpone or cancel existing orders; unpredictable events and circumstances and currency risks related to our international operations; the risk of losing key personnel; and the sensitivity of our sales to seasonal and weather conditions. Certain of these risks and uncertainties, as well as others, are more fully described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 which we filed with the Securities and Exchange Commission on March 16, 2007. Readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date of this release. The Company undertakes no obligation to publicly release or update the results of any revisions to forward-looking statements, which may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks and uncertainties highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

    Exhibit A

    The Company has discovered that employee payroll declarations and certain tax payments made by certain of the Company's foreign subsidiaries in foreign jurisdictions have been underreported and underpaid. Management advised the Audit Committee of the Board of Directors of the matter and as a result the Audit Committee has engaged special outside counsel to undertake an internal review of this matter.

    Based upon the investigation to date, the Company believes that the inadequate declarations and underpayments did not exceed $500,000 in any given year and $2.7 million in the aggregate. However, the internal review is not yet complete, and there can be no assurance that the final amount will not be materially different. Though the internal review is not sufficiently complete for the Company to determine whether, or in what amounts, the underpayments will result in any government action or whether any past due interest, fines or other penalties will be required, the Company currently believes that interest and penalties with respect thereto could range from $3.3 million to $15.4 million. Certain of the Company's historical financial statements may be required to be restated and the financial results and guidance included in its earnings release issued today may change depending on the results of the internal review.

    The Company is committed to ensuring that it has in place all necessary internal and disclosure controls and is currently evaluating the impact of the matters described above on its internal control over financial reporting and its disclosure controls and procedures. The Company expects to disclose its conclusions and remedial actions promptly upon finalizing the evaluation and the internal review. The Company's Audit Committee and management have discussed the matters disclosed in this press release with KPMG LLP, the Company's independent registered public accounting firm.

    At this time, the Company does not believe that government actions, interest, fines, penalties, remedies, sanctions, litigation and related expenses or changes will disrupt the Company's operations or have a material adverse effect on the Company's business, however, no assurance can be given at this time regarding the final impact. There can be no assurance that government actions with respect to this matter will not be instituted, that interest, fines and other penalties, remedies and sanctions will not be imposed, or that we will not be required to make changes to our business practices and compliance program.

    The Company has voluntarily advised the staff of the U.S.
Securities and Exchange Commission that the Company's Audit Committee has engaged outside counsel to undertake the review described above. We have not yet advised governmental authorities in the foreign jurisdictions of the internal review but intend to do so.

    Some of the information disclosed on this Exhibit A regarding our expectations, beliefs and views about the internal review and its impact on us are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may" or by the fact that such statements relate to future, and not just historical, events or circumstances, including statements related to the results of the internal review. The forward-looking statements herein regarding the results of the internal review are based on currently available information as of the date of this release, and because the internal review is incomplete, the actual result may differ significantly from what is expected at the current time. Readers are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this disclosure. The Company undertakes no obligation to publicly release or update the results of any revisions to forward-looking statements, which may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                     DECKERS OUTDOOR CORPORATION
                           AND SUBSIDIARIES
                Condensed Consolidated Balance Sheets
                             (Unaudited)
                        (Amounts in thousands)

                                                 June 30, December 31,
         Assets                                    2007       2006
                                                 -------- ------------

Current assets:
   Cash and cash equivalents                     $ 30,585       34,255
   Restricted cash                                    250         ----
   Short-term investments                          66,056       64,637
   Trade accounts receivable, net                  30,201       49,571
   Inventories                                     66,256       32,375
   Prepaid expenses and other current assets        2,877        2,199
   Deferred tax assets                              4,386        4,386
                                                 -------- ------------
      Total current assets                        200,611      187,423

Restricted cash                                     1,000         ----
Property and equipment, at cost, net                8,134        7,770
Intangible assets, less applicable amortization    54,244       54,399
Deferred tax assets                                   327          327
Other assets                                           72           54
                                                 -------- ------------

                                                 $264,388      249,973
                                                 ======== ============

         Liabilities and Stockholders' Equity

Current liabilities:
   Trade accounts payable                        $ 23,793       21,053
   Accrued expenses                                 6,019        7,204
   Income taxes payable                              ----        7,478
                                                 -------- ------------
      Total current liabilities                    29,812       35,735
                                                 -------- ------------

Stockholders' equity:
   Common stock                                       128          126
   Additional paid-in capital                      89,843       81,761
   Retained earnings                              144,205      131,958
   Accumulated other comprehensive income             400          393
                                                 -------- ------------
      Total stockholders' equity                  234,576      214,238
                                                 -------- ------------

                                                 $264,388      249,973
                                                 ======== ============


                     DECKERS OUTDOOR CORPORATION
                           AND SUBSIDIARIES
             Condensed Consolidated Statements of Income
                             (Unaudited)
          (Amounts in thousands, except for per share data)

                                  Three-month period Six-month period
                                         ended             ended
                                       June 30,          June 30,
                                   ----------------- -----------------
                                     2007     2006     2007     2006
                                   --------- ------- --------- -------

Net sales                          $ 52,730  41,721  $125,305  97,725
Cost of sales                        30,924  22,680    69,978  53,984
                                   --------- ------- --------- -------
    Gross profit                     21,806  19,041    55,327  43,741

Selling, general and
 administrative expenses             18,825  15,033    37,170  30,819
                                   --------- ------- --------- -------
    Income from operations            2,981   4,008    18,157  12,922

Other income:
    Interest, net                    (1,435)   (687)   (2,424) (1,267)
    Other                                (3)    (17)       (2)    (17)
                                   --------- ------- --------- -------
Income before income taxes            4,419   4,712    20,583  14,206

Income taxes                          1,870   1,981     8,336   5,826
                                   --------- ------- --------- -------

Net income                         $  2,549   2,731  $ 12,247   8,380
                                   ========= ======= ========= =======

Net income per share:
    Basic                          $   0.20    0.22  $   0.97    0.67
    Diluted                            0.20    0.21      0.94    0.65
                                   ========= ======= ========= =======

Weighted-average shares:
    Basic                            12,787  12,510    12,691  12,516
    Diluted                          13,018  12,806    13,014  12,815
                                   ========= ======= ========= =======


    CONTACT: Deckers Outdoor Corporation
             Zohar Ziv, 805-967-7611
             Chief Financial Officer and Executive Vice
             President of Finance and Administration
             or
             Investor Relations:
             Integrated Corporate Relations, Inc.
             Chad A. Jacobs / Brendon Frey, 203-682-8200